As filed with the Securities and Exchange Commission on February 15, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Carlyle Group L.P.
(Exact name of registrant as specified in its charter)

Delaware	45-2832612
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Address of Principal Executive Offices)

The Carlyle Group L.P. 2012 Equity Incentive Plan
(Full title of the plan)

Jeffrey W. Ferguson
General Counsel
The Carlyle Group L.P.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Name and address and telephone number, including area code, of agent for service)

With copies to:
Joshua Ford Bonnie
Simpson Thacher & Bartlett LLP
900 G Street, NW
Washington, D.C. 20001
Telephone: (202) 636-5500
Facsimile: (202) 636-5502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per Unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units Representing Limited Partner Interests	8,523,994 Common Units	$23.35	$199,035,260	$24,780

(1)
Covers 8,523,994 common units representing limited partner interests in The Carlyle Group L.P. (“Common Units”) under The Carlyle Group L.P. 2012 Equity Incentive Plan (the "Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional Common Units that may be offered and issued under the Plan to prevent dilution resulting from unit splits, unit distributions or similar transactions.

(2)
Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $23.35 per Common Unit, which is the average of the high and low price per Common Unit as reported by the NASDAQ Global Select Market on February 13, 2018.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 8,523,994 Common Units of The Carlyle Group L.P. (the “Partnership”) reserved for issuance under the Plan. These additional Common Units are additional securities of the same class as other securities for which an original registration statement (File No. 333-181109) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2012 and additional registration statements (File Nos. 333-187264, 333-194164, 333-202315, 333-209690 and 333-216100) were filed with the Commission on March 14, 2013, February 27, 2014, February 26, 2015, February 24, 2016 and February 16, 2017, respectively. These additional Common Units have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of units subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.
Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Partnership pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018;

(b)	The Partnership's Current Report on Form 8-K filed on January 2, 2018; and

(c)	The Partnership’s Registration Statement on Form 8-A, relating to the Partnership’s Common Units, filed on May 3, 2012.
All documents that the Partnership subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1
Certificate of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-176685) filed with the Commission on September 6, 2011).

4.2
Second Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K (File No. 001-35538) filed with the Commission on September 13, 2017).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

99.1
The Carlyle Group L.P. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-176685) filed with the Commission on April 16, 2012).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on February 15, 2018.

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C, its general partner

By:	/s/ Curtis L. Buser
	Name:	Curtis L. Buser
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the general partner of Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint William E. Conway, Jr., Daniel A. D’Aniello, David M. Rubenstein, Kewsong Lee, Glenn A. Youngkin, Curtis L. Buser, Peter J. Clare and Jeffrey W. Ferguson, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of February, 2018.

Signature	Title

/s/ William E. Conway, Jr.	Co-Executive Chairman,
William E. Conway, Jr.	Co-Chief Investment Officer and Director

/s/ Daniel A. D’Aniello	Chairman Emeritus and Director
Daniel A. D’Aniello

/s/ David M. Rubenstein	Co-Executive Chairman and Director
David M. Rubenstein

/s/ Kewsong Lee	Co-Chief Executive Officer and Director
Kewsong Lee	(Co-Principal Executive Officer)

/s/ Glenn A. Youngkin	Co-Chief Executive Officer and Director
Glenn A. Youngkin	(Co-Principal Executive Officer)

/s/ Lawton W. Fitt	Director
Lawton W. Fitt

/s/ James H. Hance Jr.	Director
James H. Hance Jr.

/s/ Janet Hill	Director
Janet Hill

/s/ Dr. Thomas S. Robertson	Director
Dr. Thomas S. Robertson

/s/ William J. Shaw	Director
William J. Shaw

/s/ Anthony Welters	Director
Anthony Welters

/s/ Curtis L. Buser	Chief Financial Officer
Curtis L. Buser	(Principal Financial Officer)

/s/ Pamela L. Bentley	Chief Accounting Officer
Pamela L. Bentley	(Principal Accounting Officer)

/s/ Peter J. Clare	Co-Chief Investment Officer and Director
Peter J. Clare